Exhibit 99.1

NETGEAR® REPORTS RECORD THIRD QUARTER 2011 RESULTS

•	Record third quarter 2011 net revenue of $301.8 million, as compared to $236.0 million in the comparable prior year quarter, 28% year-over-year growth

•	Third quarter 2011 non-GAAP net income of $29.9 million, as compared to $16.1 million in the comparable prior year quarter, 86% year-over-year growth

•	Third quarter 2011 non-GAAP diluted earnings per share of $0.79, as compared to $0.45 in the comparable prior year quarter, 76% year-over-year growth

•	Company expects fourth quarter 2011 net revenue to be in the range of $300 million to $310 million, with non-GAAP operating margin in the range of 11% to 12%

SAN JOSE, California – October 27, 2011 – NETGEAR, Inc. (NASDAQGM: NTGR), a global networking company that delivers innovative products to consumers, businesses and service providers, today reported financial results for the third quarter ended October 2, 2011.

Net revenue for the third quarter ended October 2, 2011 was $301.8 million, as compared to $236.0 million for the third quarter ended October 3, 2010, and as compared to $291.2 million in the second quarter ended July 3, 2011. Net income, computed in accordance with GAAP, for the third quarter of 2011 was $26.7 million, or $0.70 per diluted share. This compared to GAAP net income of $13.1 million, or $0.36 per diluted share, for the third quarter of 2010, and to GAAP net income of $20.6 million, or $0.54 per diluted share, in the second quarter of 2011.

Gross margin on a non-GAAP basis in the third quarter of 2011 was 32.4%, as compared to 32.7% in the year ago comparable quarter, and 31.7% in the second quarter of 2011. Non-GAAP operating margin was 12.5% in the third quarter of 2011, as compared to 11.0% in the third quarter of 2010, and 11.9% in the second quarter of 2011. Non-GAAP net income was $0.79 per diluted share in the third quarter of 2011, as compared to non-GAAP net income of $0.45 per diluted share in the third quarter of 2010, and non-GAAP net income of $0.65 per diluted share in the second quarter of 2011.

The differences between GAAP and non-GAAP financial measures include adjustments, net of any tax effect, for amortization of purchased intangibles, stock-based compensation, restructuring charges, acquisition related compensation and transitional expenses, impact to cost of sales from acquisition accounting adjustments to inventory, and litigation reserves. The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR commented, “We are extremely pleased with our Q3 2011 financial performance amid a challenging macroeconomic environment. Despite the uncertainty in Europe, we were able to achieve record revenue, profit and EPS, based on our strength in new product innovation and distribution. We are particularly pleased with our 9% sequential revenue growth in Europe and our double digit sequential revenue growth worldwide in our Retail and Commercial businesses. Our European retail consumer business was led by an uptake in home networking products, following the trend in the U.S., as more tablets and WiFi enabled devices are being used at home. Our strength in the commercial business was led by the strong market reception of our switches with 10 Gigabit or Power over Ethernet capabilities, and our innovative Plus switches which are manageable via simple PC utility software.”

“Our Retail Business Unit revenue was up 18% sequentially, and up 10% over the prior year quarter, while the Commercial Business Unit revenue was up 18% sequentially, and up 21% over the prior year quarter. As expected, the Service Provider Business Unit revenue was down 21% sequentially, reflective of a one-time order from a major service provider in the previous quarter. On a year-over-year basis, service provider revenue was up 85%.”

“We introduced another 22 new exciting products in the third quarter 2011 as we continue to build on our new product momentum. Notable new products include: the industry’s first 900 Megabits per second WiFi router; the new WiFi router with ReadySHARE® Cloud storage which enables smartphone access to content stored on USB drives at home; the NETGEAR NeoTV™ Player which streams Netflix, Vudu, YouTube and many other online content sources to TVs; the Universal Push2TV® which transposes any laptop screen display wirelessly to a TV; the NETGEAR ProSecure® UTM9S, the industry’s first Unified Threat Management (UTM) gateway with both vDSL and WiFi capability, and the 52 port high density Power over Ethernet Smart switch.”

Christine Gorjanc, Chief Financial Officer of NETGEAR, said, “We ended the third quarter of 2011 with $321.1 million in cash, cash equivalents and short-term investments driven by a record quarter of cash flow from operations of $43.2 million. Our net inventory ended at $136.0 million, with 6.0 turns, and DSO’s of 66 days in the third quarter 2011 remained at the low end of our historical range of 65 to 75 days. Additionally, our tax rate in the third quarter 2011 reflects a one-time benefit which accounts for an incremental $0.09 per diluted share of earnings.”

Looking forward, Mr. Lo added, “Our success through turbulent economic times has been driven by product innovation and we will continue to focus on new product introductions in the fourth quarter 2011 with another 20 new products expected. We are cautiously optimistic on holiday sales in both North America and Europe. Specifically, for the fourth quarter of 2011, we expect net revenue in the range of approximately $300 million to $310 million, with non-GAAP operating margin to be in the range of 11% to 12%.”

Investor Conference Call / Webcast Details

NETGEAR will review the third quarter 2011 results and discuss management’s expectations for the fourth quarter of 2011 today, Thursday, October 27, 2011 at 5 p.m. EDT (2 p.m. PDT). The dial-in number for the live audio call is (201) 689-8471. A live webcast of the conference call will be available on NETGEAR’s website at http://investor.netgear.com. A replay of the call will be available 2 hours following the call through midnight EDT (9 p.m. PDT) on Thursday, November 3, 2011 by telephone at (858) 384-5517 and via the web at http://investor.netgear.com. The account number to access the phone replay is 380966.

About NETGEAR, Inc.

NETGEAR (NASDAQGM: NTGR) is a global networking company that delivers innovative products to consumers, businesses and service providers. For consumers, the company makes high performance, dependable and easy to use home networking, storage and digital media products to connect people with the Internet and their content and devices. For businesses, NETGEAR provides networking, storage and security solutions without the cost and complexity of Big IT. The company also supplies top service providers with retail proven, whole home solutions for their customers. NETGEAR products are built on a variety of proven technologies such as wireless, Ethernet and powerline, with a focus on reliability and ease-of-use. NETGEAR products are sold in approximately 27,500 retail locations around the globe, and through more than 37,000 value-added resellers. The company’s headquarters are in San Jose, Calif., with additional offices in 25 countries. NETGEAR is an ENERGY STAR partner. More information is available at http://investor.netgear.com or by calling (408) 907-8000. Connect with NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/NETGEAR.

© 2011 NETGEAR, Inc. NETGEAR, the NETGEAR logo, ReadySHARE, NeoTV, Push2TV and ProSecure are trademarks or registered trademarks of NETGEAR, Inc. in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

Joseph Villalta

The Ruth Group

(646) 536-7003

jvillalta@theruthgroup.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate”, “expect”, “believe”, “will”, “may”, “should”, “estimate”, “project”, “outlook”, “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements, among others, regarding NETGEAR’s expected revenue and operating margin , our ability and intent to launch new product offerings and continue product development efforts, current and future demand for the Company’s existing and anticipated new products, our outlook for holiday sales for the 2011 holiday season, and our expectation of an increase in revenue for the fourth quarter of 2011. These statements are based on management’s current expectations and are subject to certain risks and uncertainties, including, without limitation, the following: future demand for the Company’s products may be lower than anticipated; consumers may choose not to adopt the Company’s new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company’s products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; channel inventory information reported is estimated based on the average number of weeks of inventory on hand on the last Saturday of the quarter, as reported by certain of NETGEAR’s customers; changes in the level of NETGEAR’s cash resources and the Company’s planned usage of such resources; changes in the Company’s stock price and developments in the business that could increase the Company’s cash needs, fluctuations in foreign exchange rates, and the actions and financial health of the Company’s customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors,” pages 46 through 63, in the Company’s Quarterly Report on Form 10-Q for the quarter ended July 3, 2011, filed with the Securities and Exchange Commission on August 9, 2011. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Information:

To supplement our consolidated financial statements presented on a GAAP basis, NETGEAR uses non-GAAP financial measures, which are adjusted to exclude certain expenses and tax benefits, where applicable. We believe non-GAAP financial measures are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NETGEAR’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with generally accepted accounting principles in the United States.

-Financial Tables Attached-

NETGEAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	October 2, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$174,278	$126,173
Short-term investments	146,781	144,564
Accounts receivable, net	218,653	226,731
Inventories	135,963	127,394
Deferred income taxes	21,020	19,332
Prepaid expenses and other current assets	29,919	23,850

Total current assets	726,614	668,044
Property and equipment, net	16,079	17,503
Intangibles, net	22,034	6,241
Goodwill	85,944	74,198
Other non-current assets	13,617	14,335

Total assets	$864,288	$780,321

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$75,672	$89,155
Accrued employee compensation	23,190	24,130
Other accrued liabilities	107,826	110,413
Deferred revenue	23,934	27,538
Income taxes payable	—	3,487

Total current liabilities	230,622	254,723
Non-current income taxes payable	18,685	19,719
Other non-current liabilities	5,150	5,443

Total liabilities	254,457	279,885
Stockholders’ equity:
Common stock	38	36
Additional paid-in capital	358,162	316,108
Cumulative other comprehensive income (loss)	(14)	281
Retained earnings	251,645	184,011

Total stockholders’ equity	609,831	500,436

Total liabilities and stockholders’ equity	$864,288	$780,321

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended			Nine months ended
	October 2,	July 3,	October 3,	October 2,	October 3,
	2011	2011	2010	2011	2010
Net revenue	$301,800	$291,240	$236,017	$871,863	$643,521
Cost of revenue	205,490	200,863	160,310	597,390	425,428

Gross profit	96,310	90,377	75,707	274,473	218,093

Operating expenses:
Research and development	12,738	11,350	10,564	35,102	29,814
Sales and marketing	39,600	39,036	34,069	115,284	95,216
General and administrative	10,851	10,548	9,358	31,044	26,697
Restructuring and other charges	—	2,094	(8)	2,094	(76)
Litigation reserves, net	44	(225)	—	(234)	211

Total operating expenses	63,233	62,803	53,983	183,290	151,862

Income from operations	33,077	27,574	21,724	91,183	66,231
Interest income	115	106	132	350	302
Other income (expense), net	(267)	(341)	(326)	(938)	(388)

Income before income taxes	32,925	27,339	21,530	90,595	66,145
Provision for income taxes	6,178	6,742	8,435	22,062	28,858

Net income	$26,747	$20,597	$13,095	$68,533	$37,287

Net income per share:
Basic	$0.71	$0.56	$0.37	$1.85	$1.06

Diluted	$0.70	$0.54	$0.36	$1.81	$1.04

Weighted average shares outstanding used to compute net income per share:
Basic	37,483	37,017	35,441	36,967	35,218

Diluted	38,080	37,968	36,009	37,812	35,891

Stock-based compensation expense was allocated as follows:
Cost of revenue	$259	$243	$202	$737	$708
Research and development	606	606	556	$1,873	1,709
Sales and marketing	1,264	1,384	1,134	$3,949	3,539
General and administrative	1,325	1,275	1,055	$3,775	3,255

NETGEAR, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Excluding amortization of purchased intangibles, stock-based compensation, restructuring, acquisition related compensation, impact to cost of sales from acquisition accounting adjustments to inventory, and litigation reserves, net of tax.

(In thousands, except per share data)

(Unaudited)

	Three months ended			Nine months ended
	October 2,	July 3,	October 3,	October 2,	October 3,
	2011	2011	2010	2011	2010
Net revenue	$301,800	$291,240	$236,017	$871,863	$643,521
Cost of revenue	204,167	198,822	158,764	592,434	420,750

Gross profit	97,633	92,418	77,253	279,429	222,771

Operating expenses:
Research and development	12,132	10,724	9,988	33,189	27,439
Sales and marketing	38,336	37,652	32,935	111,335	91,677
General and administrative	9,526	9,273	8,303	27,269	23,442

Total operating expenses	59,994	57,649	51,226	171,793	142,558

Income from operations	37,639	34,769	26,027	107,636	80,213
Interest income	115	106	132	350	302
Other income (expense), net	(267)	(341)	(326)	(938)	(388)

Income before income taxes	37,487	34,534	25,833	107,048	80,127
Provision for income taxes	7,561	9,873	9,747	28,300	33,254

Net income	$29,926	$24,661	$16,086	$78,748	$46,873

Net income per share:
Basic	$0.80	$0.67	$0.45	$2.13	$1.33

Diluted	$0.79	$0.65	$0.45	$2.08	$1.31

Weighted average shares outstanding used to compute net income per share:
Basic	37,483	37,017	35,441	36,967	35,218

Diluted	38,080	37,968	36,009	37,812	35,891

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three months ended			Nine months ended
	October 2,	July 3,	October 3,	October 2,	October 3,
	2011	2011	2010	2011	2010
GAAP gross profit	$96,310	$90,377	$75,707	$274,473	$218,093
Amortization of intangible assets	1,064	1,189	1,344	3,610	3,970
Stock-based compensation expense	259	243	202	737	708
Impact to cost of sales from acquisition accounting adjustments to inventory	—	609	—	609	—

Non-GAAP gross profit	$97,633	$92,418	$77,253	$279,429	$222,771

Non-GAAP gross margin	32.4%	31.7%	32.7%	32.0%	34.6%
GAAP research and development	$12,738	$11,350	$10,564	$35,102	$29,814
Stock-based compensation expense	(606)	(606)	(556)	(1,873)	(1,709)
Acquisition related compensation	—	(20)	(20)	(40)	(666)

Non-GAAP research and development	$12,132	$10,724	$9,988	$33,189	$27,439

GAAP sales and marketing	$39,600	$39,036	$34,069	$115,284	$95,216
Stock-based compensation expense	(1,264)	(1,384)	(1,134)	(3,949)	(3,539)

Non-GAAP sales and marketing	$38,336	$37,652	$32,935	$111,335	$91,677

GAAP general and administrative	$10,851	$10,548	$9,358	$31,044	$26,697
Stock-based compensation expense	(1,325)	(1,275)	(1,055)	(3,775)	(3,255)

Non-GAAP general and administrative	$9,526	$9,273	$8,303	$27,269	$23,442

GAAP total operating expenses	$63,233	$62,803	$53,983	$183,290	$151,862
Stock-based compensation expense	(3,195)	(3,265)	(2,745)	(9,597)	(8,503)
Restructuring and other charges	—	(2,094)	8	(2,094)	76
Acquisition related compensation	—	(20)	(20)	(40)	(666)
Litigation reserves, net	(44)	225	—	234	(211)

Non-GAAP total operating expenses	$59,994	$57,649	$51,226	$171,793	$142,558

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three months ended			Nine months ended
	October 2,	July 3,	October 3,	October 2,	October 3,
	2011	2011	2010	2011	2010
GAAP operating income	$33,077	$27,574	$21,724	$91,183	$66,231
Amortization of intangible assets	1,064	1,189	1,344	3,610	3,970
Stock-based compensation expense	3,454	3,508	2,947	10,334	9,211
Restructuring and other charges	—	2,094	(8)	2,094	(76)
Acquisition related compensation	—	20	20	40	666
Impact to cost of sales from acquisition accounting adjustments to inventory	—	609	—	609	—
Litigation reserves, net	44	(225)	—	(234)	211

Non-GAAP operating income	$37,639	$34,769	$26,027	$107,636	$80,213

Non-GAAP operating margin	12.5%	11.9%	11.0%	12.3%	12.5%
GAAP net income	$26,747	$20,597	$13,095	$68,533	$37,287
Amortization of intangible assets	1,064	1,189	1,344	3,610	3,970
Stock-based compensation expense	3,454	3,508	2,947	10,334	9,211
Restructuring and other charges	—	2,094	(8)	2,094	(76)
Acquisition related compensation	—	20	20	40	666
Impact to cost of sales from acquisition accounting adjustments to inventory	—	609	—	609	—
Litigation reserves, net	44	(225)	—	(234)	211
Tax effect	(1,383)	(3,131)	(1,312)	(6,238)	(4,396)

Non-GAAP net income	$29,926	$24,661	$16,086	$78,748	$46,873

NET INCOME PER DILUTED SHARE:
	Three months ended			Nine months ended
	October 2, 2011	July 3, 2011	October 3, 2010	October 2, 2011	October 3, 2010
GAAP net income per diluted share	$0.70	$0.54	$0.36	$1.81	$1.04
Amortization of intangible assets	0.03	0.03	0.04	0.10	0.11
Stock-based compensation expense	0.09	0.09	0.08	0.27	0.26
Restructuring and other charges	—	0.06	(0.00)	0.06	(0.00)
Acquisition related compensation	—	0.00	0.00	0.00	0.02
Impact to cost of sales from acquisition accounting adjustments to inventory	—	0.02	—	0.02	—
Litigation reserves, net	0.00	(0.01)	—	(0.01)	0.01
Tax effect	(0.03)	(0.08)	(0.03)	(0.17)	(0.13)

Non-GAAP net income per diluted share	$0.79	$0.65	$0.45	$2.08	$1.31

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, except per share data)

(Unaudited)

	Three months ended
	October 2, 2011	July 3, 2011	April 3, 2011	December 31, 2010	October 3, 2010
Cash, cash equivalents and short-term investments	$321,059	$277,896	$279,173	$270,737	$243,509
Cash, cash equivalents and short-term investments per diluted share	$8.43	$7.32	$7.48	$7.35	$6.76
Accounts receivable, net	$218,653	$209,960	$197,622	$226,731	$175,599
Days sales outstanding (DSO)	66	66	66	78	73
Inventories	$135,963	$137,789	$140,113	$127,394	$110,394
Ending inventory turns	6.0	5.8	5.5	5.6	5.8
Weeks of channel inventory:
U.S. retail channel	10.0	10.6	9.3	9.0	10.0
U.S. distribution channel	6.6	6.6	5.4	4.7	6.7
EMEA distribution channel	4.3	5.5	4.2	3.6	4.5
APAC distribution channel	3.9	5.1	4.0	5.5	5.9
Deferred revenue	$23,934	$22,843	$18,381	$27,538	$20,957
Headcount	756	731	686	654	646
Non-GAAP Diluted shares	38,080	37,968	37,340	36,843	36,009

Net Revenue By Geography and Segment:

	October 2, 2011		July 3, 2011		October 3, 2010
Americas	$149,009	49%	$149,526	51%	$121,408	51%
Europe, Middle-East and Africa	119,735	40%	110,331	38%	89,565	38%
Asia Pacific	33,056	11%	31,383	11%	25,044	11%

Total	$301,800	100%	$291,240	100%	$236,017	100%

	October 2, 2011		July 3, 2011		October 3, 2010
Retail	$127,082	42%	$107,869	37%	$115,165	49%
Commercial	91,059	30%	77,112	26%	75,532	32%
Service Provider	83,659	28%	106,259	37%	45,320	19%

Total	$301,800	100%	$291,240	100%	$236,017	100%